EXHIBIT 99.1

Contacts:	Investors Lippert/Heilshorn & Associates, Inc. Kim Sutton Golodetz, 212-838-3777 kgolodetz@lhai.com Bruce Voss, 310-691-7100 Bvoss@lhai.com	Company PhotoMedex, Inc. Dennis McGrath, CEO 215-619-3287 info@photomedex.com

PHOTOMEDEX REPORTS 2010 FOURTH QUARTER AND FULL YEAR RESULTS

MONTGOMERYVILLE, Pa. (March 31, 2011) – PhotoMedex, Inc. (NASDAQ GM: PHMD) today reported financial results for the three and 12 months ended December 31, 2010. Please note that all per-share figures reflect the February 3, 2010 1-for-6 reverse stock split.  Financial highlights of the 2010 fourth quarter and year include:

•	Revenues for the fourth quarter increased 27% to $10.5 million from the prior year.
•	Revenues for the year increased 6.5% to $34.8 million from the prior year.
•	Cash flow from operations increased $2.4 million from the prior year.
•	Cash at December 31, 2010 was $3.5 million. The Company’s net increase in cash for the fourth quarter was $1.0 million after making $1.0 million in debt payments
•	Capital expenditures for the year 2010 decreased by $1.5 million from the 2009 level and $4.8 million from the 2008 level.
•	Operating Expenses for the year 2010 decreased $2.9 million from the 2009 level and $6.5 million from the 2008 level.

Reported Financial Results

Revenues for the fourth quarter of 2010 were $10,518,522, compared with the fourth quarter of 2009 of $8,279,440, an increase of 27.0%. Revenues for the year ended December 31, 2010 were $34,801,535, compared with the year ended December 31, 2009 of $32,688,084, an increase of 6.5%.

The net loss for the fourth quarter of 2010 was $1,811,874 or $0.65 per share, compared with a net loss for the fourth quarter of 2009 of $2,288,079 or $1.12 per share. Included in the net loss for the fourth quarter 2010 were non-cash charges of $2,654,030 and cash interest expense of $111,048. Included in the net loss for the fourth quarter of 2009 were non-cash charges of $2,422,255 and cash interest expense of $123,900.

The net loss for year 2010 was $8,723,189 or $3.37 per share compared to a net loss for 2009 of $10,520,775, or $6.42 per share. The 2010 net loss included non-cash charges of $8,998,771 and cash interest expenses of $534,177. The 2009 net loss included non-cash charges of $7,060,724 and cash interest expense of $675,389.

Included in non-cash charges are stock-based compensation expense, depreciation and amortization, impairment of certain intangibles and inventory valuations and changes in the fair value of warrants and non-cash interest expense, all of which are detailed in the non-GAAP presentation below.

As of December 31, 2010, the Company had cash and cash equivalents of $3,523,948.

Commenting on the 2010 results, Mr. Dennis McGrath, CEO stated: “We believe we have strategically positioned the Company, with our mix of reimbursed medical procedures and non-reimbursed treatments and products, to have successfully weathered the macroeconomic issues of 2009 that persisted into 2010.  Our product offerings have been improved and expanded and include the XTRAC Velocity™, capable of treating severe psoriasis, being studied to potentially clear severe psoriasis in a few weeks when used in conjunction with certain topical treatments; and a new line of proprietary copper-peptide and DNA repair enzyme-based skincare products marketed to physicians both domestically and internationally under the NEOVA™ brand, introduced in the fourth quarter of 2010. We expanded our sales force in 2010 by 25% in order to be in a better position to take advantage of these revenue opportunities and have invested significantly in sales training for our sales professionals and our customers. Our strategic focus has been centered on leveraging our core products and people to grow our business organically and open new channels of distribution globally in both the physician and non-medical markets.”

Continuing, Mr. McGrath further stated, “I am proud of our employee’s contributions to these positive changes that have been accomplished while concurrently reducing our annual operating expenses by more than $6.5 million and  curtailing our annual capital expenditures by nearly $5 million in the last 24 months,  increasing 2010 revenues by 6.5% and improving cash flow from operations by $2.4 million, including achieving net positive cash flow of more than $1.0 million, after paying nearly $1 million in debt payments, in the fourth quarter alone.”

A reconciliation of non-GAAP financial measures to GAAP financial measures, and a presentation of the most directly comparable GAAP financial measures are included below.

Non-GAAP Measures

To supplement PhotoMedex’s consolidated financial statements presented in accordance with GAAP, PhotoMedex provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted net loss and non-GAAP adjusted loss per share.

PhotoMedex’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results.  These non-GAAP measures are provided to enhance investors' overall understanding of PhotoMedex’s current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, PhotoMedex believes non-GAAP measures that exclude stock-based compensation expense and other non-cash or non-recurring expenses enhance the comparability of results against prior periods. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

PHOTOMEDEX, INC.

(Unaudited)

	Three Months Ended December, 31		Year Ended December, 31
	2010	2009	2010	2009

Net Loss (as reported)	$(1,811,874)	$(2,288,079)	$(8,723,189)	$(10,520,775)

Adjustments
Stock-based compensation expense	441,582	14,703	973,143	1,262,027
Depreciation and amortization expense	1,027,293	1,201,020	4,369,841	4,610,265
Inventory valuation expense	365,552	301,931	723,961	301,931
Change in fair value of warrants	64,303	396,392	197,098	(808,786)
Interest expense, net Note 2	866,348	632,109	3,268,905	2,370,676
Total adjustments	2,765,078	2,546,155	9,532,948	7,736,113

Non-GAAP adjusted income (loss)	$953,204	$258,076	$809,759	$(2,784,662)

Shares used in computing basic and diluted net loss per share (1)	2,784,899	2,047,500	2,589,519	1,640,006

Non-GAAP adjusted income (loss) per share (1)	$0.34	$0.13	$0.31	$(1.70)

(1)
Share amounts and basic and diluted net loss per share amounts shown on the consolidated statements of operations have been adjusted to reflect the reverse stock split of 1-for-6 effective February 3, 2010.

(2)
Interest expense includes cash interest of $111,048 and $123,900 for the three month periods ended December 31, 2010 and 2009,  respectively and $534,177 and $675,389 for the years ended December 31, 2010 and 2009, respectively.

About PhotoMedex

PhotoMedex is a Global Skin Health Solutions™ company that provides integrated disease management and aesthetic solutions through complementary laser and light-based devices, and skincare products. We are a leader in the development, manufacturing and global marketing of dermatology products and techniques focused on advancing cost-effective technologies that provide patients with better outcomes and a higher quality of life. The diseases and conditions we address include psoriasis, vitiligo, acne, actinic keratosis and sun damage. Medical devices include the XTRAC® Excimer Laser for the treatment of psoriasis and vitiligo and the Omnilux™ non-laser Light Emitting Diodes (LED) for the treatment of clinical and aesthetic dermatological conditions including acne, photodamage, skin rejuvenation and wound healing. PhotoMedex also develops and markets products based on its patented, clinically proven Copper Peptide technology and DNA repair enzymes for skin health, hair care and wound care.

For more information, visit www.photomedex.com.

SAFE HARBOR STATEMENT

Some portions of this release, particularly those describing PhotoMedex’ strategies contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its results. In light of significant uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by PhotoMedex or its subsidiaries that the forward-looking statements will be achieved. For further details and a discussion of these and other risks and uncertainties, please see our annual report on Form 10-k for the year ended December 31, 2010 which is on file with the SEC. We undertake no obligation to publicly update any forward looking statement, either as a result of new information, future events or otherwise.

-- Financial Statements Follow --

PHOTOMEDEX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

		Three Months Ended December 31,			Year Ended December 31,
		2010	2009		2010	2009

Revenues		$10,518,522	$8,279,440		$34,801,535	$32,688,084

Cost of Sales		5,409,891	4,841,192		18,719,902	17,425,966
Gross profit		5,108,631	3,438,248		16,081,633	15,262,118

Operating expenses:
Selling, general and administrative		5,537,600	4,409,689		19,995,463	23,083,278
Research and development and engineering		452,254	288,137		1,343,356	1,137,725
		5,989,854	4,697,826		21,338,819	24,221,003

Operating loss		(881,223)	(1,259,578)		(5,257,186)	(8,958,885)

Other income (loss):
Interest expense, net		(866,348)	(632,109)		(3,268,905)	(2,370,676)
Change in fair value of warrants		(64,303)	(396,392)		(197,098)	808,786

Net loss	1	$(1,811,874)	$(2,288,079)	1	$(8,723,189)	$(10,520,775)

Basic and diluted net loss per share (A)		$(0.65)	$(1.12)		$(3.37)	$(6.42)

Shares used in computing basic and diluted
net loss per share (A)		2,784,899	2,047,500		2,589,519	1,640,006

1 Includes: Depreciation and Amortization;		$1,027,293	$1,201,020		$4,369,841	$4,610,265
1 Share-based compensation expense		$441,582	$14,703		$973,143	$1,262,026

A) Share amounts and basic and diluted net loss per share amounts shown on the consolidated statements of operations have been adjusted to reflect the reverse stock split of 1-for-6 effective February 3, 2009.

PHOTOMEDEX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2010	December 31, 2009
Assets
Cash and cash equivalents	$3,523,948	$2,194,788
Accounts receivable, net	3,277,095	3,998,785
Inventories	6,141,179	7,002,850
Other current assets	671,192	345,673
Property and equipment, net	6,918,944	9,293,482
Other assets, principally intangibles	28,963,360	30,332,568
Total Assets	$49,495,718	$53,168,146

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$6,047,673	$6,632,039
Other current liabilities	1,497,679	1,386,385
Bank and Lease Notes Payable	2,989,266	4,116,425
Convertible Note	19,344,136	17,369,943
Warrants related to convertible note	938,623	741,525
Stockholders' equity	18,678,341	22,921,829
Total Liabilities and Stockholders' Equity	$49,495,718	$53,168,146

PHOTOMEDEX, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Cash Flows From Operating Activities:
Net loss	$(1,811,874)	$(2,288,079)	$(8,723,189)	$(10,520,775)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,027,293	1,201,020	4,369,841	4,610,265
Loss on disposal of property and equipment	-	904	2,306	904
Stock-based compensation expense related to employee options and restricted stock	152,971	14,702	684,432	1,262,026
Provision for bad debts	65,687	38,653	118,892	93,741
Change in estimated fair value of warranty liability	64,303	396,392	197,098	(808,786)
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts Receivables	879,900	438,916	588,565	2,172,169
Inventories	125,715	936,532	733,138	1,995,795
Prepaid expenses and other assets	227,984	425,670	890,131	524,123
Increase (decrease) in:
Accounts payable & other accrued expenses	311,717	(1,871,390)	1,361,310	(821,441)
Deferred revenues	(120,664)	(223,779)	(116,314)	(762,267)
Net cash provided by (used in) operating activities	923,032	(930,459)	106,210	(2,254,246)

Cash Flows From Investing Activities:	183,401	(108,395)	(631,328)	(14,656,266)

Cash Flows From Financing Activities:	(147,612)	1,293,206	1,904,500	15,263,633

Effect of exchange rate changes on cash	47,491	22,811	27,778	105,060

Net increase (decrease) in cash and cash equivalents	1,006,312	277,163	1,407,160	(1,541,819)

Cash, Beginning of Period	2,517,636	1,839,625	2,116,788	3,658,607

Cash, End of Period	3,523,948	2,116,788	3,523,948	2,116,788

Restricted Cash	-	78,000	-	78,000

TOTAL	$3,523,948	$2,194,788	$3,523,948	$2,194,788